Exhibit 99.1

FOR IMMEDIATE RELEASE
For More Information: Claire S. Bean, CFO & COO Northeast Bank, 500 Canal Street, Lewiston, ME 04240 207.786.3245 ext. 3202 www.northeastbank.com

Northeast Bancorp Reports First Quarter Results, Declares Dividend

Lewiston, ME (October 24, 2014) – Northeast Bancorp (“Northeast” or the “Company”) (NASDAQ: NBN), a Maine-based full-service financial services company and parent of Northeast Bank (the “Bank”), today reported net income available to common shareholders of $1.6 million, or $0.16 per diluted common share, for the quarter ended September 30, 2014, compared to net income available to common shareholders of $320 thousand, or $0.03 per diluted common share, for the quarter ended September 30, 2013.

The Board of Directors has declared a cash dividend of $0.01 per share, payable on November 20, 2014 to shareholders of record as of November 6, 2014.

“We are very pleased with the results for this quarter,” said Richard Wayne, President and Chief Executive Officer.  “We have continued to leverage our capital and increase our core earnings through a combination of higher net interest income and leveraging our existing operating platform and personnel.  We achieved a net interest margin of 5.2% on the strength of $2.0 million of transactional income on purchased loans.”

At September 30, 2014, total assets were $782.3 million, an increase of $20.4 million, or 2.7%, compared to June 30, 2014. The principal components of the change in the Company’s balance sheet are as follows:

1.              The loan portfolio — excluding loans held for sale — grew by $25.4 million, or 4.9%, compared to June 30, 2014, principally due to net growth of $33.4 million in commercial loans purchased or originated by the Bank’s Loan Acquisition and Servicing Group (“LASG”), offset by an $8.0 million decrease in the Bank’s Community Banking Division loan portfolio.

New loans generated by the LASG aggregated $53.5 million for the quarter, consisting of $13.2 million in purchases, at an average price of 81.7%, and $40.3 million of originations, the latter total including $36.0 million of loans to broker dealers secured by marketable securities. Residential and consumer loan production sold in the secondary market totaled $30.8 million for the quarter.

As has been discussed in the Company’s prior SEC filings, the Company made certain commitments to the Board of Governors of the Federal Reserve System in connection with the merger of FHB Formation LLC with and into the Company in December 2010.  The Company’s loan purchase and commercial real estate loan availability under these conditions follow.

Basis for Regulatory Condition	Condition	Availability at September 30, 2014
		(Dollars in millions)
Total Loans	Purchased loans may not exceed 40% of total loans	$24.0
Regulatory Capital	Commercial real estate loans may not exceed 300% of total risk-based capital	$162.5

An overview of the LASG portfolio follows.

	Three Months Ended September 30,
	2014			2013
	Purchased	Originated	Total LASG	Purchased	Originated	Total LASG
	(Dollars in thousands)
Loans purchased or originated during the period:
Unpaid principal balance	$16,117	$40,358	$56,475	$18,331	$26,426	$44,757
Net investment basis	13,167	40,353	53,520	16,348	26,426	42,774

Total loans as of period end:
Unpaid principal balance	$244,910	$108,534	$353,444	$214,159	$63,588	$277,747
Net investment basis	205,928	108,497	314,425	177,412	63,618	241,030

Loan returns during the period:
Yield	12.76%	6.45%	10.93%	10.16%	5.71%	9.21%
Total Return (1)	12.75%	6.88%	11.05%	10.62%	5.71%	9.57%

(1) The total return on purchased loans represents scheduled accretion, accelerated accretion, gains on asset sales, and other noninterest income recorded during the period divided by the average invested balance, on an annualized basis.

2.              Deposits increased by $19.5 million, or 3.4%, for the quarter, attributable primarily to growth in non-maturity accounts, which increased by $20.2 million, or 8.7%, for the three months ended September 30, 2014. This growth was centered mainly in money market accounts attracted through the Bank’s online-only ableBanking division.

3.              Stockholders’ equity increased by $1.2 million from June 30, 2014, due principally to earnings of $1.6 million, offset in part by a $368 thousand decrease in AOCI and $134 thousand in share repurchases (representing 14,400 shares).

Net income from continuing operations increased by $1.3 million to $1.6 million for the quarter ended September 30, 2014, compared to the quarter ended September 30, 2013. Earnings for the current quarter included the following items of significance:

1.              Net interest income before provision for loan losses increased by $2.4 million, or 33.3%, for the quarter ended September 30, 2014 compared to the quarter ended September 30, 2013, due primarily to higher transactional interest income from purchased loan payoffs and the positive effect of balance sheet growth. Average earning assets increased by $60.0 million, and average loans by $63.3 million, when compared to the first quarter of FY 2014.

The various components of transactional income are set forth in the table below entitled “Total Return on Purchased Loans.”  When compared to the quarter ended September 30, 2013, transactional interest income increased by $1.3 million, boosting the net interest margin, which increased to 5.18% from 4.24%.  The following table summarizes interest income and related yields recognized on the loan portfolios.

	Interest Income and Yield on Loans
	Three Months Ended September 30,
	2014			2013
	Average	Interest		Average	Interest
	Balance	Income	Yield	Balance	Income	Yield
	(Dollars in thousands)
Community Banking Division	$241,165	$3,062	5.04%	$242,700	$3,342	5.46%
LASG:
Originated	82,335	1,338	6.45%	47,208	680	5.71%
Purchased	202,856	6,522	12.76%	173,167	4,435	10.16%
Total LASG	285,191	7,860	10.93%	220,375	5,115	9.21%
Total	$526,356	$10,922	8.23%	$463,075	$8,457	7.25%

The yield on purchased loans in each period shown was increased by unscheduled loan payoffs, which resulted in immediate recognition of the prepaid loans’ discount in interest income. The following table details the “total return” on purchased loans, which includes total transactional income of $2.0 million for the quarter ended September 30, 2014, an increase of $1.1 million from the quarter ended September 30, 2013.  The following table summarizes the total return recognized on the purchased loan portfolio:

	Total Return on Purchased Loans
	Three Months Ended September 30,
	2014		2013
	Income	Return (1)	Income	Return (1)
	(Dollars in thousands)
Regularly scheduled interest and accretion	$4,497	8.80%	$3,739	8.54%
Transactional income:
(Loss) gain on loan sales	(4)	-0.01%	216	0.49%
Gain on sale of real estate owned	—	0.00%	—	0.00%
Other noninterest income	—	0.00%	—	0.00%
Accelerated accretion and loan fees	2,025	3.96%	696	1.59%
Total transactional income	2,021	3.95%	912	2.08%
Total	$6,518	12.75%	$4,651	10.62%

2.              Quarterly noninterest income of $1.2 million was $134 thousand lower than the quarter ended September 30, 2013, primarily due to a $136 thousand reduction in gains realized on sales of purchased loans.

3.              Noninterest expense decreased by $115 thousand for the quarter, measured against the quarter ended September 30, 2013. Comparing the two quarters, variances of significance are:

•                  Salaries and employee benefits decreased by $79 thousand, principally due to reductions in severance and overall employee head count, offset in part by higher incentive compensation expense;

•                  Occupancy and equipment costs declined by $125 thousand, the result of a reduction in software maintenance and depreciation expense following the conversion of the Bank’s core systems platform to an outsourced model in May 2014. The decrease in equipment expense was offset in part by higher conversion-related data processing fees, which increased by $88 thousand;

•                  Professional fees, which tend to fluctuate from quarter to quarter, were lower by $68 thousand;

•                  Loan expense decreased by $199 thousand, mainly due to lower loan acquisition and work-out expenses as well as a $78 thousand recovery of work-out expenses previously incurred;

•                  A $250 thousand insurance recovery was recognized in the quarter ended September 30, 2013.

4.              The Company’s effective tax rate for the quarter ended September 30, 2014 was 36.0%, compared to 33.5% for the quarter ended September 30, 2013. The increase in the quarter was primarily the result of a change in estimated state tax apportionment.

At September 30, 2014, nonperforming assets totaled $9.4 million, or 1.2% of total assets, compared to $9.3 million, or 1.2% of total assets at June 30, 2014 and $8.9 million, or 1.2% of total assets, at September 30, 2013.

At September 30, 2014, the Company’s Tier 1 leverage ratio was 15.9%, unchanged from June 30, 2014, and a decrease from 17.2% at September 30, 2013. The total risk-based capital ratio was 23.0% at September 30, 2014, a decrease from 23.7% at June 30, 2014 and 25.6% at September 30, 2013.

Investor Call Information

Richard Wayne, Chief Executive Officer of Northeast Bancorp, and Claire Bean, Chief Financial Officer of Northeast Bancorp, will host a conference call to discuss first quarter earnings and business outlook at 10:00 a.m. Eastern Time on Monday, October 27, 2014. Investors can access the call by dialing 877.878.2762 and entering the following passcode: 24713113. The call will be available via live webcast, which can be viewed by accessing the Company’s website at www.northeastbank.com and clicking on the About Us - Investor Relations section. To listen to the webcast, attendees are encouraged to visit the website at least fifteen minutes early to register, download and install any necessary audio software. Please note there will also be a slide presentation that will accompany the webcast. For those who cannot listen to the live broadcast, a replay will be available online for one year at www.northeastbank.com.

About Northeast Bancorp

Northeast Bancorp (NASDAQ: NBN) is the holding company for Northeast Bank, a full-service bank headquartered in Lewiston, Maine. Northeast Bank offers traditional banking services through its Community Banking Division, which operates ten full-service branches and two loan production offices that serve individuals and businesses located in western and south-central Maine and southern New Hampshire. Northeast Bank’s Loan Acquisition and Servicing Group purchases and originates commercial loans for the Bank’s portfolio. ableBanking, a division of Northeast Bank, offers savings products to consumers online. Information regarding Northeast Bank can be found on its website at www.northeastbank.com.

Non-GAAP Financial Measure

In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures, including tangible common stockholders’ equity, tangible book value per share, and net operating earnings. Northeast’s management believes that the supplemental non-GAAP information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although Northeast believes that these forward-looking statements are based on reasonable estimates and assumptions, they are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and other factors. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in interest rates and real estate values; competitive pressures from other financial institutions; the effects of continuing weakness in general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay loans; changes in loan defaults and charge-off rates; changes in the value of securities and other assets, adequacy of loan loss reserves, or deposit levels necessitating increased borrowing to fund loans and investments; increasing government regulation; the risk that the Company may not be successful in the implementation of its business strategy; the risk of compromises or breaches to our security systems; the risk that intangibles recorded in the Company’s financial statements will become impaired; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. These statements speak only as of the date of this release and the Company does not undertake any obligation to update or revise any of these forward-looking statements to reflect events or circumstances occurring after the date of this communication or to reflect the occurrence of unanticipated events.

NBN-F

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Dollars in thousands, except share and per share data)

	September 30, 2014	June 30, 2014
Assets
Cash and due from banks	$2,313	$3,372
Short-term investments	81,217	78,887
Total cash and cash equivalents	83,530	82,259
Available-for-sale securities, at fair value	110,347	113,881
Loans held for sale	9,069	11,945
Loans
Commercial real estate	311,632	316,098
Residential real estate	143,960	148,634
Commercial and industrial	76,940	41,800
Consumer	9,267	9,884
Total loans	541,799	516,416
Less: Allowance for loan losses	1,539	1,367
Loans, net	540,260	515,049
Premises and equipment, net	8,780	9,135
Real estate owned and other possessed collateral, net	2,115	1,991
Regulatory stock, at cost	4,102	4,102
Intangible assets, net	2,632	2,798
Bank owned life insurance	14,945	14,836
Other assets	6,511	5,935
Total assets	$782,291	$761,931
Liabilities and Stockholders’ Equity
Deposits
Demand	$52,698	$50,140
Savings and interest checking	96,814	98,340
Money market	103,054	83,901
Time	341,229	341,948
Total deposits	593,795	574,329
Federal Home Loan Bank advances	42,773	42,824
Wholesale repurchase agreements	10,158	10,199
Short-term borrowings	3,804	2,984
Junior subordinated debentures issued to affiliated trusts	8,485	8,440
Capital lease obligation	1,511	1,558
Other liabilities	8,523	9,531
Total liabilities	669,049	649,865
Commitments and contingencies	—	—
Stockholders’ equity
Preferred stock, $1.00 par value, 1,000,000 shares authorized; no shares issued and outstanding at September 30, 2014 and June 30, 2014	—	—
Voting common stock, $1.00 par value, 25,000,000 shares authorized; 9,367,071 and 9,260,331 shares issued and outstanding at September 30, 2014 and June 30, 2014, respectively	9,367	9,260
Non-voting common stock, $1.00 par value, 3,000,000 shares authorized; 880,963 shares issued and outstanding at September 30, 2014 and June 30, 2014	881	881
Additional paid-in capital	90,809	90,914
Retained earnings	13,836	12,294
Accumulated other comprehensive loss	(1,651)	(1,283)
Total stockholders’ equity	113,242	112,066
Total liabilities and stockholders’ equity	$782,291	$761,931

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except share and per share data)

	Three Months Ended September 30,
	2014	2013
Interest and dividend income:
Interest on loans	$10,922	$8,457
Interest on available-for-sale securities	244	282
Other interest and dividend income	66	52
Total interest and dividend income	11,232	8,791
Interest expense:
Deposits	1,130	1,047
Federal Home Loan Bank advances	323	323
Wholesale repurchase agreements	73	95
Short-term borrowings	9	5
Junior subordinated debentures issued to affiliated trusts	206	192
Obligation under capital lease agreements	20	22
Total interest expense	1,761	1,684
Net interest and dividend income before provision for loan losses	9,471	7,107
Provision for loan losses	320	77
Net interest and dividend income after provision for loan losses	9,151	7,030
Noninterest income:
Fees for other services to customers	394	439
Gain on sales of loans held for sale	584	539
Gain on sales of portfolio loans	80	216
Gain recognized on real estate owned and other repossessed collateral, net	(23)	(38)
Bank-owned life insurance income	109	118
Other noninterest income	10	14
Total noninterest income	1,154	1,288
Noninterest expense:
Salaries and employee benefits	4,533	4,612
Occupancy and equipment expense	1,202	1,327
Professional fees	308	376
Data processing fees	345	277
Marketing expense	69	36
Loan acquisition and collection expense	274	473
FDIC insurance premiums	124	110
Intangible asset amortization	166	210
Legal settlement expense (recovery)	—	(250)
Other noninterest expense	716	681
Total noninterest expense	7,737	7,852
Income from continuing operations before income tax expense	2,568	466
Income tax expense	924	156
Net Income from continuing operations	1,644	310
Income from discontinued operations before income tax expense	—	15
Income tax expense	—	5
Net income from discontinued operations	—	10
Net income	$1,644	$320
Net income available to common stockholders	$1,644	$320
Weighted-average shares outstanding:
Basic	10,180,038	10,440,513
Diluted	10,180,038	10,440,513
Earnings per common share:
Basic:
Income from continuing operations	$0.16	$0.03
Income from discontinued operations	0.00	0.00
Net Income	$0.16	$0.03
Diluted:
Income from continuing operations	$0.16	$0.03
Income from discontinued operations	0.00	0.00
Net Income	$0.16	$0.03
Cash dividends declared per common share	$0.01	$0.09

NORTHEAST BANCORP AND SUBSIDIARY

CONSOLIDATED AVERAGE BALANCE SHEETS AND ANNUALIZED YIELDS

(Unaudited)

(Dollars in thousands)

	Three Months Ended September 30,
	2014			2013
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
	(Dollars in thousands)
Assets:
Interest-earning assets:
Investment securities	$112,250	$244	0.86%	$119,298	$282	0.94%
Loans (1) (2)	526,356	10,922	8.23%	463,075	8,457	7.25%
Regulatory stock	4,102	15	1.45%	5,721	4	0.28%
Short-term investments (3)	82,762	51	0.24%	77,408	48	0.25%
Total interest-earning assets	725,470	11,232	6.14%	665,502	8,791	5.24%
Cash and due from banks	2,712			3,037
Other non-interest earning assets	34,736			34,012
Total assets	$762,918			$702,551

Liabilities & Stockholders’ Equity:
Interest-bearing liabilities:
NOW accounts	$63,608	$41	0.26%	$59,124	$40	0.27%
Money market accounts	86,294	110	0.51%	85,688	112	0.52%
Savings accounts	34,361	11	0.13%	33,926	12	0.14%
Time deposits	340,368	968	1.13%	284,390	883	1.23%
Total interest-bearing deposits	524,631	1,130	0.85%	463,128	1,047	0.90%
Short-term borrowings	3,320	9	1.08%	2,278	5	0.87%
Borrowed funds	52,979	416	3.12%	59,986	440	2.91%
Junior subordinated debentures	8,461	206	9.66%	8,288	192	9.19%
Total interest-bearing liabilities	589,391	1,761	1.19%	533,680	1,684	1.25%

Non-interest bearing liabilities:
Demand deposits and escrow accounts	53,245			50,391
Other liabilities	7,891			5,561
Total liabilities	650,527			589,632
Stockholders’ equity	112,391			112,919
Total liabilities and stockholders’ equity	$762,918			$702,551

Net interest income		$9,471			$7,107

Interest rate spread			4.95%			3.99%
Net interest margin (4)			5.18%			4.24%

(1)         Includes loans held for sale.

(2)         Nonaccrual loans are included in the computation of average, but unpaid interest has not been included for purposes of determining interest income.

(3)         Short term investments include FHLB overnight deposits and other interest-bearing deposits.

(4)         Net interest margin is calculated as net interest income divided by total interest-earning assets.

(Dollars in thousands, except share and per share data)

	Three Months Ended:
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Net interest income	$9,471	$8,484	$7,112	$9,017	$7,107	$8,539
Provision for loan losses	320	124	180	151	77	301
Noninterest income	1,154	1,437	1,308	835	1,288	1,443
Noninterest expense	7,737	8,795	7,516	7,614	7,852	9,467
Net income from continuing operations	1,644	542	437	1,411	310	247
Net income	1,644	542	437	1,393	320	205
Weighted average common shares outstanding:
Basic	10,180,038	10,314,197	10,432,494	10,432,833	10,440,513	10,446,643
Diluted	10,180,038	10,314,197	10,432,494	10,432,833	10,440,513	10,446,643
Earnings per common share:
Basic	$0.16	$0.05	$0.04	$0.13	$0.03	$0.02
Diluted	$0.16	$0.05	$0.04	0.13	0.03	0.02
Dividends per common share	0.01	0.01	0.09	0.09	0.09	0.09
Return on average assets	0.85%	0.29%	0.24%	0.76%	0.18%	0.12%
Return on average equity	5.80%	1.98%	1.55%	4.86%	1.12%	0.71%
Net interest rate spread (1)	4.96%	4.53%	3.87%	4.94%	3.99%	5.07%
Net interest margin (2)	5.18%	4.75%	4.08%	5.16%	4.24%	5.32%
Efficiency ratio (3)	72.82%	88.65%	89.26%	77.28%	93.53%	94.84%
Noninterest expense to average total assets	4.02%	4.69%	4.08%	4.13%	4.43%	5.56%
Average interest-earning assets to average interest-bearing liabilities	123.09%	121.92%	122.17%	123.85%	124.70%	125.27%

	As of:
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Nonperforming loans:
Originated portfolio:
Residential real estate	$2,110	$1,743	$1,678	$1,895	$1,945	$2,346
Commercial real estate	716	1,162	798	487	471	473
Home equity	28	160	214	204	229	334
Commercial business	—	5	—	61	62	110
Consumer	145	139	152	259	259	136
Total originated portfolio	2,999	3,209	2,842	2,906	2,966	3,399
Total purchased portfolio	4,287	4,116	4,582	3,245	2,553	1,457
Total nonperforming loans	7,286	7,325	7,424	6,151	5,519	4,856
Real estate owned and other possessed collateral, net	2,115	1,991	2,000	3,211	3,413	2,134
Total nonperforming assets	$9,401	$9,316	$9,424	$9,362	$8,932	$6,990
Past due loans to total loans	1.40%	1.14%	1.44%	1.57%	1.38%	1.68%
Nonperforming loans to total loans	1.34%	1.42%	1.44%	1.23%	1.14%	1.12%
Nonperforming assets to total assets	1.20%	1.22%	1.26%	1.28%	1.23%	1.04%
Allowance for loan losses to total loans	0.28%	0.26%	0.26%	0.27%	0.25%	0.26%
Allowance for loan losses to nonperforming loans	21.12%	18.66%	18.12%	21.95%	22.18%	23.54%
Commercial real estate loans to risk-based capital (4)	167.57%	176.98%	175.10%	170.69%	171.30%	159.07%
Net loans to core deposits (5)	92.80%	92.13%	93.18%	95.10%	93.04%	92.94%
Purchased loans to total loans, including held for sale	37.38%	38.51%	35.29%	34.89%	36.29%	37.57%
Equity to total assets	14.48%	14.71%	15.18%	15.61%	15.70%	16.97%
Tier 1 leverage capital ratio	15.89%	15.90%	16.28%	16.66%	17.23%	17.78%
Total risk-based capital ratio	22.97%	23.69%	24.21%	24.61%	25.63%	27.54%
Total stockholders’ equity	$113,242	$112,066	$114,008	$114,383	$113,846	$113,802
Less: Preferred stock	—	—	—	—	—	—
Common stockholders’ equity	113,242	112,066	114,008	114,383	113,846	113,802
Less: Intangible assets	(2,632)	(2,798)	(2,962)	(3,124)	(3,334)	(3,544)
Tangible common stockholders’ equity (non-GAAP)	$110,610	$109,268	$111,046	$111,259	$110,512	$110,258
Common shares outstanding	10,248,034	10,141,294	10,432,494	10,432,494	10,433,550	10,446,643
Book value per common share	$11.05	$11.05	$10.93	$10.96	$10.91	$10.89
Tangible book value per share (non-GAAP) (6)	10.79	10.77	10.64	10.66	10.59	10.55

	Reconciliation of Net Income Available to Common Shareholders (GAAP) to Net Operating Earnings (non-GAAP) (7)
	Three Months Ended:
	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013
Net income available to common shareholders (GAAP)	$1,644	$542	$437	$1,393	$320	$205
Items excluded from operating earnings, net of tax:
Discontinued operations	—	—	—	18	(10)	41
Severance expense	52	407	35	—	366	203
Software conversion expenses	—	148	84	59	—	—
Legal settlement expense and related professional fees	—	—	—	—	(165)	672
Total after-tax items	52	555	119	77	191	916
Net operating earnings (non-GAAP)	$1,696	$1,097	$556	$1,470	$511	$1,121
Net operating earnings per share - basic (non-GAAP)	$0.17	$0.11	$0.05	$0.14	$0.05	$0.11

(1) The net interest rate spread represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(2) The net interest margin represents net interest income as a percent of average interest-earning assets for the period.

(3) The efficiency ratio represents non-interest expense divided by the sum of net interest income (before the loan loss provision) plus non-interest income.

(4) For purposes of calculating this ratio, commercial real estate includes all those loans defined as such by regulatory guidance, including all land development and construction loans.

(5) Core deposits include all non-maturity deposits and maturity deposits less than $250 thousand. Loans include loans held-for-sale.

(6) Tangible book value per share represents total stockholders’ equity less the sum of preferred stock and intangible assets divided by common shares outstanding.

(7) Management believes operating earnings, which exclude non-core items, provide a more meaningful representation of the Company’s performance.